Exhibit 3.2

____________________________________

ARTICLES OF CORRECTION

OF

CERTIFICATE OF DESIGNATION

OF

APPLIANCE RECYCLYING CENTERS OF AMERICA, INC.

Pursuant to Chapter 5, Section 5.16 of the

Minnesota Statutes

____________________________________

Pursuant to Minnesota Statutes, Chapter 5, Section 5.16, Subd. 2, Appliance Recycling Centers of America, Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Company”),

DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, and pursuant to Section 302A.401 of the Minnesota Statutes, the Board of Directors, at a meeting duly noticed and held on July 20, 2017, duly adopted a resolution providing for the designation of a series of preferred stock, to be known as the Company’s Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”),

WHEREAS, on August 18, 2017, the Company filed the Certificate of Designation (the “Certificate of Designation”) that set forth the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions of the Series A Convertible Preferred Stock;

WHEREAS, Section 5(a)(x) of the Certificate of Designation contained a scrivener’s error as to a specific date referenced therein, which date, by these Articles of Correction, shall now be corrected hereby to read as follows:P

“(x) February 28, 2018”, which is the correctly referenced and approved date, shall be substituted for “(x) February 28, 2019”, which was the date incorrectly referenced as the approved date.

Appliance Recycling Centers of America, Inc.

Articles of Correction of Certificate of Designation of Series A Convertible Preferred Stock

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its sole director this 8th day of November, 2017.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By: /s/ Tony Isaac
Tony Isaac - Chief Executive Officer

Appliance Recycling Centers of America, Inc.

Articles of Correction of Certificate of Designation of Series A Convertible Preferred Stock

Work Item 978910400040

Original File Number 4K-30

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE

FILED

11/09/2017 11:59 PM

Steve Simon

Secretary of State